    As filed with the Securities and Exchange Commission on February 3, 2000

                                            Registration Statement No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                              UNIFIRST CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                                       04-2103460
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 68 JONSPIN ROAD
                              WILMINGTON, MA 01887
                                  578-658-8888
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                 UNIFIRST CORPORATION 1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                            -------------------------

                                RONALD D. CROATTI
              VICE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              UNIFIRST CORPORATION
                                 68 JONSPIN ROAD
                              WILMINGTON, MA 01887
                                  578-658-8888

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            -------------------------

                                 With a copy to:

                             RAYMOND C. ZEMLIN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of Securities Being          Amounts to be           Proposed Maximum           Proposed Maximum            Amount of
          Registered                Registered (1)      Offering Price Per Share(2)  Aggregate Offering Price     Registration Fee
------------------------------- ----------------------- --------------------------- ------------------------- ----------------------
Common Stock, par value $0.10           150,000                   $11.78                   $1,767,000                $467.00
          per share

====================================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of UniFirst Corporation Common Stock as may be required pursuant to the 1996 Stock Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $0.10 per share, as reported on the New York Stock Exchange on January 27, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           PLAN INFORMATION.*


Item 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


        * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        UniFirst Corporation (the "Registrant") hereby incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission:

         (a) the Registrant's annual report on Form 10-K, as filed with the Securities and Exchange Commission on November 24, 1999;

         (b) the Registrant's quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission on January 11, 2000.

         (c) the Registrant's Proxy Statement for the January 11, 2000, Annual Meeting, as filed with the Securities and Exchange Commission on December 2, 1999; and

         (d) the description of the Registrant's Common Stock contained in the Registration Statement on Form S-3 (File No. 333-46131), as filed with the Securities and Exchange Commission on February 12, 1998.

        In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.


Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 67 of the Business Corporation Law of The Commonwealth of Massachusetts ("BCL") provides that indemnification of directors, officers, employees or other agents may be provided by a corporation in its (a) Articles of Organization, (b) its by-laws or (c) by a vote of the Board of Directors.
Section 13(b)(1 1/2) of the BCL provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the BCL, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

        Article 6A of the Registrant's Restated Articles of Organization, as amended (the "Articles"), provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. Article 6G of the Articles provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that Article 6G shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the BCL, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

        The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


Item 8.           EXHIBITS.

        The following is a complete list of exhibits filed as part of this Registration Statement.

EXHIBITS

          5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
         23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1)
         23.2     Consent of Arthur Andersen LLP
         24.1 Powers of Attorney (included on signature pages to this Registration Statement)


Item 9.           UNDERTAKINGS.

        (a)                The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act; and

                           (ii) To reflect in the prospectus any acts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, UniFirst Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Massachusetts, on this 31st day of January, 2000.

                                        UniFirst Corporation


                                        By:  /s/ Ronald D. Croatti
                                             -----------------------------------
                                             Ronald D. Croatti
                                             Vice Chairman, President and Chief
                                                  Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ronald D. Croatti such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                          TITLE                      DATE

/s/ Ronald D. Croatti           Vice Chairman of the Board,     January 31, 2000
-------------------------       President and Chief
Ronald D. Croatti               Executive Officer (Principal
                                Executive Officer)


/s/ John B. Bartlett            Senior Vice President and       January 31, 2000
-------------------------       Chief Financial Officer
John B. Bartlett                (Principal Financial Officer
                                and Principal Accounting
                                Officer)


/s/ Aldo Croatti                Chairman of the Board           January 31, 2000
-------------------------
Aldo Croatti


/s/ Cynthia Croatti             Director and Treasurer          January 31, 2000
-------------------------
Cynthia Croatti


/s/ Albert Cohen                Director                        January 31, 2000
-------------------------
Albert Cohen


/s/ Donald J. Evans             Director                        January 31, 2000
-------------------------
Donald J. Evans


/s/ Reynold L. Hoover           Director                        January 31, 2000
-------------------------
Reynold L. Hoover

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION


  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

 23.1             Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1)

 23.2             Consent of Arthur Andersen LLP

 24.1 Powers of Attorney (included on signature pages to this Registration Statement)






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